UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2026

VEECO INSTRUMENTS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

Terminal Drive, Plainview, New York 11803

(Address of principal executive offices)

(516) 677-0200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VECO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, on September 30, 2025, Veeco Instruments Inc., a Delaware corporation (the “Company”), Axcelis Technologies, Inc., a Delaware corporation (“Axcelis”), and Victory Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Axcelis (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions specified therein, Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Axcelis.

On February 6, 2026, the Company held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Merger. All references in this Current Report on Form 8-K to “present in person” shall mean present at the Special Meeting either (i) virtually via the Internet or (ii) in person at the Company’s headquarter offices.

As of the close of business on December 26, 2025, the record date for the Special Meeting, there were 60,297,087 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), outstanding and entitled to vote at the Special Meeting. A total of 53,889,610 Shares, representing approximately 89.37% of the voting power of the outstanding Shares entitled to vote, were present in person or represented by proxy at the Special Meeting, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

1.	Merger Agreement Proposal. A proposal to adopt the Merger Agreement and the transactions contemplated thereby, including the merger of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of Axcelis (the “Merger Agreement Proposal”).

2.	Merger Compensation Proposal. A proposal to approve, on a non-binding advisory basis, the compensation that will be paid or become payable to the named executive officers of the Company that is based on or otherwise related to the transactions contemplated by the Merger Agreement (the “Merger Compensation Proposal”).

Each proposal is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 31, 2025, as supplemented on January 28, 2026 and February 2, 2026, respectively (the “Proxy Statement”). The Merger Agreement Proposal and the Merger Compensation Proposal were each approved by the requisite vote of the Company’s stockholders. The final voting results for each proposal are presented below.

Proposal 1: The Merger Agreement Proposal

Approval of the Merger Agreement Proposal required the affirmative vote of the holders of a majority of the Shares issued and outstanding and entitled to vote on the Merger Agreement Proposal as of the record date for the Special Meeting. Abstentions had the same effect as voting against the Merger Agreement Proposal. The Merger Agreement Proposal was approved.

For	Against	Abstain
53,408,907	469,828	10,875

Proposal 2: The Merger Compensation Proposal

Approval of the Merger Compensation Proposal required the affirmative vote of the holders of a majority of votes cast on the Merger Compensation Proposal. Abstentions were not considered votes cast and therefore had no effect on the outcome of the Merger Compensation Proposal. The Merger Compensation Proposal was approved.

For	Against	Abstain
53,258,029	600,723	30,858

Because none of the proposals were “routine” matters, there could be no broker non-votes occurring in connection with these proposals at the Special Meeting.

As there were sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal and the Merger Compensation Proposal, the “Adjournment Proposal” described in the Proxy Statement was not presented at the Special Meeting.

Item 7.01.	Regulation FD Disclosure.

On February 6, 2026, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
99.1	Press Release announcing results, dated February 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 6, 2026	VEECO INSTRUMENTS INC.

	By:	/s/ Kirk Mackey
	Name:	Kirk Mackey
	Title:	Vice President, General Counsel